NEWS RELEASE

The Hartford Names Robert Paiano Executive Vice President And Chief Risk Officer

HARTFORD, Conn., June 12, 2017 – The Hartford has named Robert Paiano chief risk officer to lead the company’s Enterprise Risk Management operations, effective July 1. Paiano succeeds current Chief Risk Officer Robert Rupp, who is retiring. Paiano will report to The Hartford’s Chairman and CEO Christopher Swift.

“Bob Rupp has led the Enterprise Risk Management operations to best-in-class recognition during his time with The Hartford,” Swift said. “I want to thank Bob for his service and dedication.”

Swift added, “Robert Paiano is the ideal executive to lead our Enterprise Risk Management function. He has deep knowledge of The Hartford’s operations and broad industry experience, along with the leadership background necessary to oversee market, insurance and operational risk for the enterprise.”

Paiano has served as corporate treasurer since 2010, a role in which he oversees capital and liquidity management, corporate banking and treasury operations.

He joined The Hartford in 1996 as senior vice president of corporate finance. He has held positions in enterprise risk management, capital management, corporate banking, investment management and reinsurance. Prior to joining The Hartford, Paiano held positions at American Express Co., Citicorp Inc., First Interstate Bancorp and ITT Residential Capital Corporation. Paiano earned a bachelor's degree in finance and an M.B.A. from Arizona State University.

Rupp joined The Hartford in November 2011. His extensive background in financial services, law and government, as well as his knowledge of best practices in enterprise risk management, made him a recognized leader in the industry. Rupp has advanced the company’s risk management function, garnering rating agency upgrades for risk controls. He was instrumental in the company winning an award for Best Governance, Risk, and Compliance Program at a large-cap company by the New York Stock Exchange Governance Services, and recognition from the Global CRO Council, as well as a Military Friendly Employer designation from Military Times. Rupp was a member of the Financial Services Roundtable CRO committee. He was named CRO of the year by Risk Magazine in 2015.

Rupp will remain a risk-management advisor to Swift through Dec. 31.

About The Hartford
The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com. Follow us on Twitter at www.twitter.com/TheHartford_PR.

The Hartford Financial Services Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Conn. For additional details, please read The Hartford’s legal notice.

HIG-F

Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our 2016 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

From time to time, The Hartford may use its website to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com. In addition, you may automatically receive email alerts and other information about The Hartford when you enroll your email address by visiting the “Email Alerts” section at https://ir.thehartford.com.

Media Contact:	Investor Contact:
Michelle Loxton	Sabra Purtill, CFA
860-547-7413	860-547-8691
michelle.loxton@thehartford.com	sabra.purtill@thehartford.com